                                  Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                       Vector Capital IV L.P.

Address of Joint Filer:                    c/o Vector Capital Management, L.P.
                                           One Market Street, Steuart Tower,
                                           23rd Floor
                                           San Francisco, CA 94105

Relationship of Joint Filer to Issuer:     10% Owner

Issuer Name and Ticker or Trading Symbol:  Tangoe, Inc. (TNGO)

Date of Earliest Transaction
(Month/Day/Year):                          11/16/2015

Designated Filer:                          Alexander Slusky

Signature:

Vector Capital IV L.P.
By:   Vector Capital Partners IV, L.P., its General Partner
By:   Vector Capital, L.L.C., its General Partner

/s/ David Baylor
----------------------------------------
Name:  David Baylor
Title: Chief Operating Officer
Date: November 18, 2015

Name of Joint Filer:                       Alexander Slusky

Address of Joint Filer:                    c/o Vector Capital Management, L.P.
                                           One Market Street, Steuart Tower,
                                           23rd Floor
                                           San Francisco, CA 94105

Relationship of Joint Filer to Issuer:     10% Owner

Issuer Name and Ticker or Trading Symbol:  Tangoe, Inc. (TNGO)

Date of Earliest Transaction
(Month/Day/Year):                          11/16/2015

Designated Filer:                          Alexander Slusky

Signature:

Alexander R. Slusky

/s/ Alexander R. Slusky
-----------------------------------------
Name: Alexander R. Slusky
Date: November 18, 2015